UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 5, 2021

ZOSANO PHARMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36570	45-4488360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

(Registrant’s telephone number, include area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	ZSAN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On October 5, 2021, Hayley Lewis, the Senior Vice President, Operations of Zosano Pharma Corporation (“Zosano” or the “Company”), notified the Company of her intent to resign effective October 22, 2021 to pursue an opportunity with another company. It is expected that Ms. Lewis will continue to serve as Senior Vice President, Operations through her resignation date to assist with the transition of her responsibilities to Steven Lo, the Company’s President, Chief Executive Officer and a member of the Board of Directors, who will oversee the Company’s research and development and operations teams following Ms. Lewis’s departure.

Item 8.01.	Other Events.

The Company has refined its strategy for the resubmission of the M207 (zolmitriptan transdermal microneedle system) 505(b)(2) New Drug Application (“NDA”) to the U.S. Food and Drug Administration (“FDA”) following the Company’s receipt of top-line results from the pharmacokinetic study.

Pending the receipt of Type C written responses from the FDA, which the Company expects to receive by mid-December, the Company plans to submit bioavailability data comparing Zomig® nasal spray and patches produced on only one piece of manufacturing equipment. The Company’s long-term safety study, which used patches produced on this equipment, also collected open-label efficacy data, which the Company believes may provide supportive safety and efficacy evidence for M207. In contrast, the Company’s initial NDA submission relied on the data and results from multiple pieces of manufacturing equipment that supported both its published pivotal Phase 2 clinical efficacy study and the long-term safety study.

If FDA approval is received, the Company expects that commercialization of M207 would initially occur using drug product produced in the Fremont, California facility, on a timeline yet to be determined.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Company’s strategy for the resubmission of a 505(b)(2) NDA, the data that may be required to support the 505(b)(2) NDA resubmission, the anticipated timing of resubmission and other future events and expectations described in this report. Readers are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “might,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “scheduled,” “goal,” “approximately” or the negative of those words or other comparable words to be uncertain and forward-looking. These statements are subject to risks and uncertainties that are difficult to predict, and actual outcomes may differ materially. These include risks and uncertainties, without limitation, associated with the Company’s ability to obtain additional cash resources to continue operations, the process of discovering, developing and commercializing products that are safe and effective for use as human therapeutics, risks inherent in the effort to build a business around such products and other risks and uncertainties described under the heading “Risk Factors” in the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Although Zosano believes that the expectations reflected in these forward-looking statements are reasonable, Zosano cannot in any way guarantee that the future results, level of activity, performance or events and circumstances reflected in forward-looking statements will be achieved or occur. All forward-looking statements are based on information currently available to Zosano and Zosano assumes no obligation to update any such forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2021	ZOSANO PHARMA CORPORATION

	By:	/s/ Steven Lo
Steven Lo
President and Chief Executive Officer